UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2007

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On July 27, 2007, Ecosphere Technologies, Inc. (“Ecosphere”), a Delaware corporation, entered into a binding letter of intent with Luxor Capital Group LP (the “Buyer”) for the Buyer to purchase certain assets of UltraStrip Envirobotics Solutions, Inc. (“UltraStrip”), a Florida corporation and wholly-owned subsidiary of Ecosphere. The assets being sold relate to the business of coating removal from vessels and above ground storage tanks.

The key terms of the letter of intent are as follows:

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UltraStrip will transfer to the Buyer all assets used in the business of coating removal from vessels and above ground storage tanks including, but not limited to, patents and other  intellectual property, all accounts  receivable, all contracts  and  all robotic coating removal equipment;

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The Buyer will pay UltraStrip $6,200,000 in cash and issue it 5% of the Buyer’s outstanding common stock; the Buyer will assume a $1,400,000  note payable by UltraStrip to a third party and approximately $130,000 of trade payables due to vendors;

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For a period of 45 days, the Buyer has the exclusive right to negotiate a definitive purchase agreement, which  will contain  customary representations, warranties, and closing conditions, including the provision by Ecosphere to the Buyer of solvency and fairness opinions from a financial advisor approved by the Buyer;

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The Buyer anticipates entering into employment agreements with UltraStrip’s existing senior management team;

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In the event the Buyer negotiates a definitive purchase agreement as outlined in the letter of intent but Ecosphere enters into an agreement with another buyer for UltraStrip’s assets covered by the letter of intent prior to June 30, 2008, then Ecosphere shall pay to the Buyer:

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a break-up fee of 3% the total purchase price as outlined in the letter of intent; and

o

expenses not to exceed $250,000 incurred in connection with the negotiation of the acquisition.

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If the sale is consummated, Ecosphere shall reimburse the Buyer for all expenses up to $250,000, which reimbursement may be paid in the common stock of Ecosphere.

Because the sale will breach a covenant contained in Ecosphere’s senior convertible debentures, Ecosphere negotiated an understanding, subject to formal documentation, with the principal holder of the debentures. This understanding requires Ecosphere to:

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Prepay a total of $4,000,000 to the principal holder and the other two holders;

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Reduce the conversion price of the remaining $1,600,000  of the debentures to   $0.15; and

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Reduce the exercise price of the warrants held by the holders to $0.15 per share.

Item 8.01 Other Events

Assuming completion of the asset sale, Ecosphere believes that it will sell two water filtration systems in the remainder of 2007 resulting in revenue of $1,100,000.

The information in Item 8.01 of this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, and will not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), including, but not limited to the closing of sale of the robotic coating removal patents and the sale of water filtration systems.  Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the events or results anticipated by these forward- looking statements may not occur. Factors that could cause or contribute to such differences include the results of the Buyer’s further due diligence, obtaining the necessary closing opinions, obtaining purchase orders early enough to manufacture and deliver water filtration systems in 2007, customer budgetary restrictions, and worldwide economic conditions. Further information on the Company's risk factors is contained in its filings with the Securities and Exchange Commission, including the prospectus filed February 1, 2007 and the Form 10-KSB for the year ended December 31, 2006. Ecosphere does not undertake any duty nor does it intend to update the results of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ James C. Rushing III
James C. Rushing III Chief Financial Officer

Date:  July 31, 2007